
     As filed with the Securities and Exchange Commission on August 21, 1998
                           Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                CONCORD EFS, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                        04-2462252
 (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                      Identification No.)


                       2525 Horizon Lake Drive, Suite 120
                            Memphis, Tennessee 38133
                                 (901) 371-8000
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               Thomas J. Dowling,
                        Vice President and Controller of
                                Concord EFS, Inc.
                       2525 Horizon Lake Drive, Suite 120
                            Memphis, Tennessee 38133
                                 (901) 371-8022
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

   Title of each                       Proposed maximum  Proposed maximum
 class of securities     Amount to be   offering price       aggregate        Amount of
  to be registered        registered       per unit        offering price  registration fee
-----------------------  ------------  ----------------  ----------------  ----------------

Common Stock, $0.33 1/3     4,554,342            $23.50      $107,027,037           $31,573
par value per share

Note: Based upon the average of the high and low prices reported on the NASDAQ National Market System as of August 19, 1998 pursuant to the requirements of
Section 457(c).

                                CONCORD EFS, INC.



                                4,554,342 Shares
                                       of
                                  Common Stock


                    ----------------------------------------



     This Prospectus relates to up to 4,554,342 shares of common stock, $0.33 1/3 par value per share (the "Company Common Stock"), of Concord EFS, Inc. (the "Company"), which may be offered and sold from time to time hereafter by or for the account of the Selling Shareholders, as defined herein, in ordinary brokerage or principal transactions in the over-the-counter market. The Company Common Stock is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") National Market System under the symbol "CEFT". On August 17, 1998, the closing sale price of the Company Common Stock on the NASDAQ National Market System was $_______ per share.





--------------------------------------------------------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------









                 The date of this Prospectus is August __, 1998.

                                TABLE OF CONTENTS

TITLE                                                                       PAGE

AVAILABLE INFORMATION.......................................................   3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................   4
THE COMPANY.................................................................   5
SELLING SHAREHOLDERS........................................................   5
LEGAL MATTERS...............................................................   8
EXPERTS.....................................................................   8


                              AVAILABLE INFORMATION

     The  Company is subject to the  reporting  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy and information statements, and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy and information statements, and other information can be inspected and copied at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The Company Common Stock is quoted on the Nasdaq National Market System under the symbol "CEFT," and reports, proxy and information statements, and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

                               * * * * * * * * * *

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, nor shall there be a sale of any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer, solicitation or sale. Neither delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof. Statements made in this Prospectus, unless the context indicates otherwise, are made as of the date of this Prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission are specifically incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering being made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents incorporated by reference in this Prospectus, except for the exhibits to such documents.
Requests should be directed to Thomas J. Dowling, Vice President and Comptroller, Concord EFS, Inc., 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133 (901) 371-8000.

                                   THE COMPANY

     The Company, through its subsidiaries, primarily provides electronic transaction authorization, processing, settlement and funds transfer services in selected markets within the United States. The Company's primary activity is Card Services, which involves the provision of integrated electronic transaction services for credit card, debit card and electronic benefits transfer ("EBT") card transactions to supermarket chains, grocery stores, convenience store merchants and other retailers. The Company also provides electronic payment and banking facilities to the trucking industry for use at major truck stop chains throughout the United States. In addition to maintaining a network of over 350 automated teller machines ("ATMs") at truck stops nationwide, the Company provides fuel purchase cards, ATM bank cards and general banking services to truck drivers. The Company offers trucking companies payroll deposit and cash forwarding services, as well as real-time data compilation with respect to fuel volume usage, fuel expenditures, vehicle and driver tracking and truck routine maintenance schedules. In addition, the Company provides check verification services to grocery and other retail merchants.

     The Company's principal executive offices are located at 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133. Its telephone number is (901) 371-8000.

                              SELLING SHAREHOLDERS

     The shares of Company Common Stock covered by this Prospectus were issued by the Company to the shareholders listed herein (the "Selling Shareholders") in connection with two separate acquisition transactions recently consummated, and to the Selling Shareholders of one of the transactions in the form of a stock dividend. The first transaction was the Company's acquisition of Pay Systems of America, Inc. ("Pay Systems") on December 15, 1997, in which the Company issued 86,229 shares of Company Common to the shareholders of Pay Systems (the "Pay Systems Shareholders"). All of the Selling Shareholders, other than Sam Buchbinder, are Pay Systems Shareholders. After consummation of the Pay Systems transaction, the Company declared a stock dividend which resulted in an additional 43,113 shares of Company Common Stock being issued to the Pay System Shareholders with respect to the shares of Company Common Stock they received in the Pay Systems transaction. This Prospectus also covers the 43,115 shares of Company Common Stock issued to the Pay Systems Shareholders in the form of the stock dividend.

     The second transaction was the Company's acquisition of Digital Merchant Systems of Illinois, Inc., and American Bankcard International, Inc., from Sam Buchbinder (the "Digital Acquisition"), which was consummated on June 30, 1998. In the Digital Acquisition the Company issued 4,425,000 shares of Company Common Stock to or for the benefit of Sam Buchbinder, who was the sole shareholder, Chairman of the Board and Chief Executive Officer of the entities acquired. 442,500 of the shares of Company Common Stock issued in the Digital Acquisiton transaction were deposited in escrow with Union Planters Bank, National Association as "Exchange Agent" pursuant to an Escrow Agreement dated as of June 30, 1998. This Prospectus also covers all shares of Company Common Stock issued to or for the benefit of Sam Buchbinder in the Digital Acquisition, including, but not limited to, the 442,500 shares issued to the Exchange Agent.

     It is anticipated that the Selling Shareholders, or any one or more of them, may from time to time offer and sell all or part of their shares of Company Common Stock covered by this Prospectus in ordinary brokerage or principal transactions in the over-the-counter market to market makers, to broker-dealers acting as agent for a Selling Shareholder, or to broker-dealers acting as agent for a customer, at prices prevailing at the time of sale, and in private transactions at negotiated prices. In connection with sales of shares of Company Common Stock in the over-the-counter market, there will be paid such brokerage commissions or discounts as may be negotiated between the particular Selling Shareholder and his or her broker, except that Selling Shareholders who are also "affiliates" of the Company, within the meaning of the Securities Act, may be limited to payment of normal brokerage commissions in connection with such sales. Upon any sale of the shares of Company Common Stock offered hereby, Selling Shareholders, brokers executing sales orders on their behalf, and dealers to whom such persons or entities may sell, may, under certain circumstances, be deemed to be "underwriters" within the meaning of the Securities Act. As of the date of this Prospectus, no agreements, arrangements, or understandings have been entered into between any Selling Shareholder and any broker or dealer in connection with the sale of the shares of Company Common Stock covered by this Prospectus.

     Set out below is (i) the name and address of each Selling Shareholder, (ii) the nature of any position, office or other material relationship which each Selling Shareholder has had within the past three years with the Company or any of its affiliates, (iii) the number of shares of Company Common Stock owned beneficially by each Selling Shareholder on the date of this Prospectus, and
(iv) the number of shares to be offered for each Selling Shareholder's account.

                                                    NUMBER       NUMBER
            NAME                                   OF SHARES    OF SHARES
           ADDRESS                 POSITION           OWNED*      OFFERED
---------------------------    ----------------    ---------    ---------
Michael J. Dobbs              President               36,309       36,309
1321 Murfreesboro R., #100    Pay Systems
Nashville, TN  37217

Anne A. Dobbs                                         19,039       19,039
321 Murfreesboro R., #100
Nashville, TN  37217

Andrew M. Dobbs                                        3,336        3,336
1321 Murfreesboro R., #100
Nashville, TN  37217

                                                     NUMBER       NUMBER
            NAME                                   OF SHARES    OF SHARES
           ADDRESS                 POSITION           OWNED*      OFFERED
---------------------------    ----------------    ---------    ---------
Chatham J. Dobbs                                       3,336        3,336
1321 Murfreesboro R., #100
Nashville, TN  37217

Douglas C. Altenbern, Jr.                             19,039       19,039
1321 Murfreesboro R., #100
Nashville, TN  37217

Douglas C. Altenbern, III                              2,235        2,235
1321 Murfreesboro R., #100
Nashville, TN  37217

William C. Altenbern                                   2,223        2,223
1321 Murfreesboro R., #100
Nashville, TN  37217

John C. Altenbern                                      2,223        2,223
1321 Murfreesboro R., #100
Nashville, TN  37217

Darrington P. Altenbern                               19,039       19,039
1321 Murfreesboro R., #100
Nashville, TN  37217

Darrington P. Atlenbern, Jr.                           2,235        2,235
1321 Murfreesboro R., #100
Nashville, TN  37217

Chandler E. Altenbern                                  2,223        2,223
1321 Murfreesboro R., #100
Nashville, TN  37217

Adam M. Alternbern                                     2,223        2,223
1321 Murfreesboro R., #100
Nashville, TN  37217

Jean Pierce                   Field Services           2,268        2,268
1321 Murfreesboro Rd., #100   Mgr., Pay Systems
Nashville, TN  37217

                                                     NUMBER       NUMBER
            NAME                                   OF SHARES    OF SHARES
           ADDRESS                 POSITION           OWNED*      OFFERED
---------------------------    ----------------    ---------    ---------
Rebecca Murphy                 Operations Mgr.,        6,807        6,807
1321 Murfreesboro Rd., #100    Pay Systems
Nashville, TN  37217

Joe B. Ray                     Director of Tax         6,807        6,807
1321 Murfreesboro Rd., #10     Pay Systems
Nashville, TN  37217


Sam Buchbinder                 Consultant,         4,425,200    4,425,000
9801 N. Keeler Avenue          Concord EFS, Inc.
Skokie, IL  60606

*All Selling Shareholders, other than Sam Buchbinder, own less than one percent (1%) of the outstanding shares of Company Common Stock. As of the date of this Prospectus, Sam Buchbinder owned approximately 4.5% of the outstanding shares of Company Common Stock.

                                  LEGAL MATTERS

     The legality of the Company Common Stock offered hereby will be passed upon for the Company by Wyatt, Tarrant & Combs, Memphis, Tennessee.

                                     EXPERTS

     The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report (Form 10-K) and for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon authority of such firm as experts in accounting and auditing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the registration fees. The Company will bear the cost of such expenses.

     Securities and Exchange Commission Fee                      $31,573
     Accountants' Fees and Expenses                               $4,000
     Legal Fees and Expenses                                      $3,000
                                                                 -------
         Total                                                   $38,573
                                                                 =======

Item 15.  Indemnification of Directors and Officers.

     Article Seventh of the Registrant's Restated Certificate of Incorporation limits the liability of directors of the Registrant pursuant to the Delaware General Corporation Law ("DGCL"). Under this Article, directors generally will be personally liable to the Registrant or its shareholders for monetary damages only for transactions involving conflicts of interest or from which a director derives an improper personal benefit, intentional misconduct or violations of law, and unlawful distributions.

     The Bylaws of the Registrant require the Registrant to indemnify each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving in such capacity with another entity at the request of the Registrant, for the costs of such Proceeding to the fullest extent authorized by Delaware law. If the Proceeding was initiated by the officer or director, however, indemnification is permitted only if the Proceeding was authorized by the Board of Directors. The costs indemnified include all expenses, liability and loss reasonably incurred or suffered by the director or officer in connection with his or her action on behalf of the Registrant.

     The Bylaws of the Registrant further provide for the advancement of expenses incurred by an officer or director, and reimbursable under the Bylaws, only upon delivery to the Registrant of an agreement, by or on behalf of such director or officer, to repay all amounts advanced if it is ultimately determined that such director or officer is not entitled to indemnification. If a claim is not paid in full by the Registrant within twenty (20) days after a written claim has been received, the director or officer making the claim may bring suit against the Registrant to recover any unpaid amount. If the director or officer is successful, in whole or in part, he or she will be entitled to be paid the expense of prosecuting such claim. Although it is a defense to an action against the Registrant by a director or officer that he or she has not met the standards of conduct which make it permissible under Delaware law for the Registrant to indemnify, the Registrant has the burden of proving this defense.

     The circumstances under which Delaware law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at Section 145, et seq. of the DGCL. Generally, under Section 145 et seq. of the DGCL, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: [1] he conducted himself in good faith; and [2] he reasonably believed: [a] in the case of conduct in his official capacity with the corporation that his conduct was in its best interests; and [b] in all other cases, that his conduct was at least not opposed to its best interests; and [3] in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     A corporation may not indemnify a director: [1] in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or [2] in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.

Item 16.  Exhibits.

     The following exhibits are filed as a part of this Registration Statement:

     4(a)         Restated Certificate of Incorporation of the Registrant

     4(b) Certificate of Amendment to Certificate of Incorporation of the Registrant dated May 30, 1997.

     4(c) Certificate of Amendment to Certificate of Incorporation of the Registrant dated May 29, 1998.

     4(d) Bylaws of the Registrant as amended are incorporated by reference to Exhibit 3(b) to the Registrant's report on Form 10-Q for the quarter ended March 31, 1992.

     5 Opinion of Wyatt, Tarrant & Combs as to the legality of the Common Stock.

     23(a)        Consent of Ernst & Young LLP

     23(b)        Consent of Wyatt, Tarrant & Combs (included in Exhibit 5).

     24           Power of Attorney      (included  on  signature  page  of this
                  Registration Statement).

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         To include any prospectus required by Section 10(a)(3) of the Act;

         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs 1(A)[1] and 1(A)[2] do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Articles of Incorporation or Bylaws of the Company or the Delaware General Corporation Law or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on August 14, 1998.

                                    CONCORD EFS, INC.

                                    /s/ Dan M. Palmer
                                    -----------------
                                    Dan M. Palmer,
                                    Chairman of the Board and
                                          Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Dowling and William E. Lucado, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do and cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signatures                  Title                           Date
         ----------                  -----                           ----
/s/ Dan M. Palmer           Chairman of the Board,              August 14, 1998
-----------------           Chief Executive Officer,
Dan M. Palmer               Director (Principal Executive Officer)


/s/ Edward A. Labry, III    President, Director                 August 14, 1998
------------------------
Edward A. Labry, III


/s/ Thomas A. Dowling       Vice President & Controller         August 14, 1998
---------------------       (Principal Financial Officer)
Thomas A. Dowling

         Signatures                  Title                           Date
         ----------                  -----                           ----
/s/ Douglas C. Altenbern    Director                            August 14, 1998
------------------------
Douglas C. Altenbern


/s/ David C. Andersen       Director                            August 14, 1998
---------------------
David C. Andersen


/s/ J. Richard Buchignani   Director                            August 14, 1998
-------------------------
J. Richard Buchignani


                            Director                            August 14, 1998
-----------------
Richard M. Harter


                             Director                           August 14, 1998
-----------
Joyce Kelso


/s/ Richard P. Kiphart       Director                           August 14, 1998
----------------------
Richard P. Kiphart


/s/ Jerry D. Mooney          Director                           August 14, 1998
-------------------
Jerry D. Mooney


/s/ Paul L. Whittington      Director                           August 14, 1998
-----------------------
Paul L. Whittington

                                INDEX TO EXHIBITS

Exhibit
Number
Page                             Description of Exhibit
-------                          ----------------------
4(a)     Restated Certificate of Incorporation of the Registrant

4(b)     Certificate  of  Amendment  to  Certificate  of   Incorporated  of  the
         Registrant dated May 30, 1997.

4(c) Certificate of Amendment to Certificate of Incorporation of the Registrant dated May 29, 1998.

5        Opinion  of Wyatt,  Tarrant & Combs as to the  legality  of the  Common
         Stock.

23(a)    Consent of Ernst & Young LLP

23(b)    Consent of Wyatt, Tarrant & Combs (included in Exhibit 5).

24       Power of Attorney  (included  on  signature  page of this  Registration
         Statement).

                                                                    EXHIBIT 4(a)

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                CONCORD EFS, INC.

     CONCORD EFS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that (i) the original Certificate of Incorporation of the Corporation was filed by the Corporation with the Secretary of State of Delaware on December 14, 1989, (ii) the name under which the Corporation was originally incorporated was CONCORD COMPUTING CORPORATION; (iii) this Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the Delaware General Corporation Law; (iv) there is no discrepancy between the provisions of the Corporation's Certificate of Incorporation, as heretofore amended, and this Restated Certificate of Incorporation; and (v) this Restated Certificate of Incorporation restates and integrates, but does not further amend, the Corporation's Certificate of Incorporation, as heretofore amended, to read in its entirety as follows:

     FIRST.  The name of the Corporation is CONCORD EFS, INC.

     SECOND. The address of the Corporation's registered office in the State of Delaware is 1013 Center Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 80,000,000 shares of Common Stock, and the par value of each of such shares is $0.33 1/3.

     FIFTH. The name and mailing address of the sole incorporator is as follows:

     NAME                           MAILING ADDRESS

     Daniel A. Milewich             c/o Bingham, Dana & Gould
                                    150 Federal Street
                                    Boston, Massachusetts  02110

     SIXTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and shareholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

     (a) The by-laws of the Corporation may fix and alter, or provide the manner for fixing and altering, the number of directors constituting the whole Board of Directors. In case of any vacancy on the Board or any increase in the number of directors constituting the whole Board, the vacancies shall be filled by the directors or by the stockholders at the time having voting power, as may be prescribed in the by-laws. The election of directors need not be by written ballot.

     (b) The Board of Directors shall have the power and authority:

     (1) to adopt, amend or repeal by-laws of the Corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

     (2) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith; and

     (3) subject to any provision of the by-laws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the Corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

     SEVENTH. No director of th Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Seventh shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transactions from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

     IN WITNESS WHEREOF, Concord EFS, Inc. has caused this Restated Certificate of Incorporation to be executed by Richard M. Harter, its duly authorized Secretary, as of the 4th day of September, 1998.

                                    CONCORD EFS, INC.


                                    By: /s/ Richard M. Harter, Secretary
                                    Richard M. Harter, Secretary

                                                                    EXHIBIT 4(b)

                                CONCORD EFS, INC.

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

     Concord EFS, Inc., a Delaware corporation (the "Corporation"), does hereby certify, pursuant to Section 242 of the General Corporation Law of the State of Delaware, that:

     FIRST: Pursuant to Section 141 of the General Corporation Law of the State of Delaware the Board of Directors of the Corporation at a meeting duly called and held on March 6, 1997, resolutions were duly adopted proposing an Amendment to the Certificate of Incorporation of the Corporation changing Article Fourth of the Certificate of Incorporation of the Corporation and submitting such proposal to the shareholders, as follows:

     RESOLVED:  That it is deemed   advisable and in the best  interest  of  the
     Corporation to amend Article Fourth of its Certificate of Incorporation to read as follows:

     FOURTH:  The total  number of shares  of all  classes  of stock  that   the
     Corporation shall have authority to issue is 100,000,000 shares of Common Stock, and the par value of each such share is $0.33 1/3.

     RESOLVED: That, subject to stockholder approval as provided below, the Corporation be and it hereby is authorized and directed to amend its Certificate of Incorporation as set forth in the foregoing resolution, that the proposed amendment to the Corporation's Certificate of Incorporation shall be submitted to the stockholders of the Corporation for their consideration and approval, and that, upon receipt of such stockholder approval, the appropriate officers of the Corporation be and they hereby are authorized and directed to execute and deliver any and all documents or certificates deemed necessary to effectuate the proposed amendment outlined above, including a Certificate of Amendment to Certificate of Incorporation for filing with the Delaware Secretary of State.

     SECOND: The proposed amendment to the Corporation's Certificate of Incorporation has been approved and adopted by a majority of the stockholders of the Corporation, at the Annual meeting held on May 15, 1997.

     Accordingly, Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

     FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 100,000,000 shares of Common Stock, and the par value of each such share is $0.33 1/3.

     IN WITNESS WHEREOF, Concord EFS, Inc. has caused this Certificate of Amendment to its Certificate of Incorporation to be executed by Dan M. Palmer, its Chairman, as of the 30th day of May, 1997.


                                    CONCORD EFS, INC.


                                    By: /S/ Dan M. Palmer
                                    ---------------------
                                    Name:Dan M. Palmer
                                    Title:Chairman

                                                                    EXHIBIT 4(c)

                               CONCORD EFS, INC.

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION


     Concord EFS, Inc., a Delaware corporation (the "Corporation"), does hereby certify, pursuant to Section 242 of the General Corporation Law of the State of Delaware, that:

     FIRST: Pursuant to Section 141 of the General Corporation Law of the State of Delaware the Board of Directors of the Corporation at a meeting duly called and held on February 25, 1998, resolutions were duly adopted proposing an Amendment to the Certificate of Incorporation of the Corporation changing Article Fourth of the Certificate of Incorporation of the Corporation and submitting such proposal to the shareholders, as follows:

     RESOLVED: That it is deemed advisable and in the best interest of the Corporation to amend Article Fourth of its Certificate of Incorporation to read as follows:

     FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 200,000,000 shares of Common Stock, and the par value of each such share is $0.33 1/3.

     RESOLVED: That, subject to stockholder approval as provided below, the Corporation be and it hereby is authorized and directed to amend its Certificate of Incorporation as set forth in the foregoing resolution, that the proposed amendment to the Corporation's Certificate of Incorporation shall be submitted to the stockholders of the Corporation for their consideration and approval, and that, upon receipt of such stockholder approval, the appropriate officers of the Corporation be and they hereby are authorized and directed to execute and deliver any and all documents or certificates deemed necessary to effectuate the proposed amendment outlined above, including a Certificate of Amendment to Certificate of Incorporation for filing with the Delaware Secretary of State.

     SECOND: The proposed amendment to the Corporation's Certificate of Incorporation has been approved and adopted by a majority of the stockholders of the Corporation, at the Annual meeting held on May 14, 1998.

     Accordingly, Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

     FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 200,000,000 shares of Common Stock, and the par value of each such share is $0.33 1/3.

     IN WITNESS WHEREOF, Concord EFS, Inc. has caused this Certificate of Amendment to its Certificate of Incorporation to be executed by Dan M. Plamer, its Chairman, as of the 29th day of May, 1998.


                                    CONCORD EFS, INC.


                                    By:  /S/ Dan M. Palmer
                                    ----------------------
                                    Name:  Dan Palmer
                                    Title:  Chairman

                                                                       EXHIBIT 5

                        Wyatt, Tarrant & Combs Letterhead



                                 August 20, 1998


Concord EFS, Inc.
2525 Horizon Lake Drive, Suite 120
Memphis, Tennessee  38133

     Re: Registration Statement on Form S-3 covering Common Stock of Concord EFS, Inc. issued in recent transactions

Ladies and Gentlemen:

         We have acted as counsel to Concord EFS, Inc., (the "Company") in connection with a Registration Statement on Form S-3 relating to the registration of 4,554,342 shares of Company common stock, $0.33 1/3 cents per share par value ("Company Common Stock") with the Securities and Exchange Commission ("Commission"). The shares of Company Common Stock being registered have been issued by the Company to shareholders of companies recently acquired by the Company.

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.

         Based on the foregoing, we are of the opinion that as of the date hereof:

         [1] The shares of Company Common Stock to be registered pursuant to the Registration Statement and to be sold by or on behalf of the Selling
Shareholders (as such term is defined in the Registration Statement), are vailidly issued, fully paid and non-assessable.

         We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder. The opinions expressed herein are expressed as of the date hereof and we disclaim any undertaking to advise you of the facts stated or assumed herein or any subsequent changes in applicable law.


                                Very truly yours,

                                WYATT, TARRANT & COMBS
                                ----------------------
                                /S/ Wyatt, Tarrant & Combs

                                                                   EXHIBIT 23(a)



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-____) and related Prospectus of Concord EFS, Inc. for the registration of 4,554,342 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1998, with respect to the consolidated financial statements of Concord EFS, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


/s/  Ernst & Young LLP



Memphis, Tennessee
August 18, 1998